STARTECH ENVIRONMENTAL CORPORATION
                         15 OLD DANBURY ROAD, SUITE 203
                              WILTON, CT 06897-2525

                           Telephone:(203) 762 - 2499

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2000 Annual Meeting of Shareholders of Startech Environmental Corporation, a Colorado corporation, (the "Company") will be held at the Princeton Club, 15 West 43rd Street, in New York City, New York on Friday, February 25, 2000 at 9:30 a.m. (local time) for the following purposes:

1. To elect three directors to serve until the next Annual Meeting of Shareholders.

2. To approve the proposed Startech Environmental Corporation 2000 Stock Option Plan.

3. To ratify the appointment of Kostin, Ruffkess, & Company, LLC as independent accountants for the fiscal year 2000.

4. To transact such other business as may properly come before the Meeting and at any adjournments or postponements of the Meeting.

Accompanying this Notice is the Proxy Statement and Form of Proxy

The Board of Directors set January 28, 2000, as the record date for the meeting. This means that owners of the Company's Common Stock at the close of business on that date are entitled to (1) receive notice of the Meeting and (2) vote at the meeting and any adjournments or postponements of the Meeting. We will make available a list of Shareholders of the Company as of the close of business on January 28, 2000 for inspection during normal business hours from February 7, 2000 through February 24, 2000, at the offices of the Company, 15 Old Danbury Road, Suite 203, Wilton, Connecticut. This list will also be available at the meeting.

DATED:  Wilton, Connecticut, February 3, 2000


                       BY ORDER OF THE BOARD OF DIRECTORS

                                 Kevin M. Black
                       Senior Vice-President and Secretary



WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                       STARTECH ENVIRONMENTAL CORPORATION
                         15 OLD DANBURY ROAD, SUITE 203
                         WILTON, CONNECTICUT 06897-2525



                                 PROXY STATEMENT


This Proxy Statement and accompanying proxy are first being sent to Shareholders on or about February 3, 2000.


                               VOTING AND PROXIES


What is the purpose of the Annual Meeting?

At our Annual Meeting, Shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors, approval of the 2000 Stock Option Plan and ratification of the appointment of our independent accountants. In addition, management will respond to questions from Shareholders.

Who is entitled to vote?

Only holders of record of shares of common stock at the close of business on January 28, 2000 are entitled to vote. Each holder of Common Stock is entitled to one vote per share. We are authorized to issue 800,000,000 shares of Common Stock, no par value per share, and 10,000,000 shares of Preferred Stock, no par value per share. There were issued and outstanding 7,516,454 shares of Common Stock as of the close of business on January 28, 2000. There are 668,998 shares of Series A Cumulative Convertible Preferred Stock outstanding.


How do I vote?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Voting information is provided on the enclosed form of proxy. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them.


What if my shares are held by a broker or nominee?

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares for approval.


How will my proxy be voted?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Items 2 and 3. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2 and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don't mark the boxes on my proxy?

Unless you give other instructions on your form of proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote
For:

     * the election of Joseph F. Longo, Kevin M. Black and John R. Celentano as directors;
     *    approval of the 2000 Stock Option Plan; and
     * the ratification of the appointment of Kostin, Ruffkess & Company, LLC as our independent accountants for 2000.


Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.


Will my vote be public?

No. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.


What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Items 2 and 3. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.


                         PERSONS MAKING THE SOLICITATION


Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse Shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

                                  ANNUAL REPORT

The Annual Report for the fiscal year ended October 31, 1999 containing financial and other information about the Company is enclosed.


Item 1.

                              ELECTION OF DIRECTORS

The Board of Directors currently consists of three members. Directors are to be elected for a term of office to expire at the next annual meeting of Shareholders after their election and until there successors are duly elected and qualified. The Board of Directors proposes that the three nominees described below, two of whom are currently serving as directors, be elected for a term of one year and until their successors are duly elected and qualified.

Each of the nominees has consented to serve. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

There are set forth below following the names of the nominees, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director.


JOSEPH F.  LONGO, Chairman, CEO, President and Director, age 67.

Prior to founding Startech Corporation, a predecessor of the Company, in 1994, Mr. Longo was founder and Chief Operating Officer of the International Dynetics Corp., a waste industry capital equipment manufacturing company with multinational customers from 1969 to 1990. Prior thereto, he was Manager of New Product and Business Development for AMF from 1959 to 1969. He has been awarded many waste industry equipment patents, all of which have been successfully commercialized. He is a mechanical engineer and operating business executive, with more than 25 years of waste industry management experience. Mr. Longo has been Chairman, President and a Director of the Company since November 1995.


KEVIN M. BLACK, Senior Vice President, General Counsel Secretary and Director, age 37.

Mr. Black incorporated Startech Corporation, a predecessor of the Company, in 1994, and has been Secretary and a member of the Board of Directors of the Company since November 1995. In October 1999 he joined the Company on a full time basis as Senior Vice-President and General Counsel. From October 1994 to October 1999 Mr. Black was an Assistant States Attorney with the State of Connecticut, Division of Criminal Justice. From January 1993 to October 1994, Mr. Black was associated with the law firm of Reid, Corsello and Cafero, Norwalk, Connecticut, in the general practice of corporate and criminal law. From January 1991 to October 1992, Mr. Black was associated with the law firm Feinstein & Hermann, P.C. Norwalk, Connecticut. Prior to 1991, Mr. Black was an insurance industry executive with the Heffner Insurance Agency, Inc.

JOHN R. CELENTANO, age 52.

Mr. Celentano has been involved with the Company as a paid consultant and a commissioned Representative of the Company's products since 1996. He is currently the President of Global Ventures Group, Inc., a position he has held since 1990. Global is a consulting company that provides client companies with services that include international market development, intellectual property licensing, alliances and partnering, and mergers and acquisitions. Prior to forming Global Ventures Group, Inc., Mr. Celentano was Vice President - International at United Media in New York City where he directed the company's business growth in more than 50 countries. During his nine years at United Media, Mr. Celentano established a worldwide network of sales agents covering Europe, Latin America, and Asia, and set up regional sales offices in the European Union and the Pacific Rim. Before United Media, he was an international marketing executive at Fisher-Price Toys, Aerospatiale, and Mack Trucks.

Mr. Celentano is a graduate of Monmouth College, Illinois, and holds a M.B.A. from Lehigh University, Bethlehem, PA. He serves on the Advisory Board of the Business Development Center at the University of Connecticut's Graduate School of Business, and is a member of the Licensing Executives Society.

The board of directors recommend that shareholders vote FOR ratification of all the three nominees.


                             OUR EXECUTIVE OFFICERS

JOSEPH F. LONGO, age 67, Chairman, CEO and President of the Company. See "Election of Directors" above.

LEONARD V. KNAP, age 68, Senior Vice-President of the Company.

Mr. Knap was a founder of Startech Corporation and has been President of the Trican Group of industrial manufacturing companies located in Hamilton, Ontario, Canada, that specialized in the manufacturing and marketing of capital equipment for hazardous and non-hazardous applications for the waste industry since October 1968. Prior to starting Trican, he was a steel industry executive. He has made significant contributions to the commercial development of Startech systems, and he is an operating business executive and metallurgical engineer with more than 25 years of relevant management experience. Mr. Knap has elected not to seek re-election as a Director of the Company.

KEVIN M. BLACK, age 37, Senior Vice-President, General Counsel and Secretary of the Company. See "Election of Directors" above.

JOSEPH S. KLIMEK, age 63, Senior Vice-President and Chief Operating Officer of the Company.

Prior to joining the Company in December 1998, Mr. Klimek was a Program Director and Vice President for Burns and Roe Services Company where he was also a member of its Board of Directors. At Burns and Roe, he was responsible for its Telecommunications programs, and its Defense and Aerospace Program. Prior to joining Burns and Roe, Mr. Klimek was the Director of Business Operations for the Grumman Aerospace Company where he led many major programs that include the Apollo Space Mission Module, the Space Shuttle, the F-14, A6 and other combat aircraft. In addition, under his leadership, his division secured the contract and was responsible for Launch Operations of the NASA Kennedy Space Center.

Mr. Klimek is an internationally recognized expert in the safe destruction of lethal chemical weapons and other dangerous materials. He has presented technical papers to the National Research Council, the Russian Academy of Sciences, the Military Institute of Chemistry and Radiometry, the Air Force Institute of Technology and Management and to other academic and environmental organizations.

ROBERT L. DEROCHIE, 34, Vice President of Investor Relations.

Mr. DeRochie was appointed to his present position in June of 1999. Prior to joining the Company, Mr. DeRochie was Vice President of Queensway Investment Counsel, a Canadian company, from March 1997 through February 1999. At Queensway, he was responsible for managing the investment portfolios of 14 U.S. financial companies. Prior to Queensway, from June 1987 through December 1996, Mr. DeRochie was an officer at National Reinsurance Corporation, where he was responsible for portfolio management as well as communications with analysts and institutional traders.

PETER J. SCANLON, age 50, Vice President and Director of Finance and Administrative Services of the Company.

Mr. Scanlon joined the Company as Controller in December 1998 and was appointed to his present position in September 1999. Prior to joining the Company, Mr. Scanlon was Director of Financial Services for Vivax Medical Corporation, a publicly traded manufacturing company located in Bristol, Connecticut, from November 1996 to December 1998.

Prior to Vivax, Mr. Scanlon's extensive corporate financial and systems background includes 18 years with the IBM Corporation in the accounting, finance and financial systems areas. As Manager of International Finance Systems Development, Mr. Scanlon was successful in the development and installation of the reporting system being used by IBM's six largest international subsidiaries. While on a three-year assignment in London, England, he also developed and implemented financial procedures and controls for IBM's European manufacturing headquarters in Brentford, England.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of January 14, 2000 by (i) each Shareholder who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


Name and Address of Beneficial Owner      Shares             Percent of Total
------------------------------------      ------             ----------------

Joseph F.  Longo (1)**                   1,879,898                 22.95%

Leonard V.  Knap                         1,878,898                 22.95%
140 West 3rd Street
Hamilton, Ontario L9C-3K7
Canada

Kevin M.  Black** (1)                       41,404                    *

Joseph S. Klimek (1)                         3,000                    *

Peter J. Scanlon (1)                         1,000                    *

Robert L. DeRochie (1)(3)                   42,575                    *

Paradigm/Startech LP (2)                   720,620                   8.80%
3000 Dundee Road, Suite 105
Northbrook, IL 60062

All Officers and Directors               3,846,775                  46.97%
 as a Group (6 persons)

*  Less than one (1%) percent.
** Nominees for Director.

(1)  15 Old Danbury Road, Suite 203, Wilton, Connecticut, 06897-2525.

(2) Based upon a calculation of 8,188,382 shares outstanding as of January 14, 2000. In addition to the 7,467,780 common shares actually outstanding, this number treats as outstanding 541,954 common shares that would be issued if Paradigm presently converted its preferred shares into common shares, at the applicable conversion ratio on January 14, 2000; It also includes the exercise of 178,643 warrants held by Paradigm currently exercisable at $15.00 per share. Presently convertible preferred shares and presently exercisable options and warrants are those convertible or exercisable within 60 days of the date hereof held by beneficial owners that are included in the first column.

(3) Includes 41,155 held directly and 1,420 shares held in name of his children, as to which he disclaims beneficial ownership.


Director's Meetings

The Board of Directors of the Company did not schedule any meetings during the fiscal year ended October 31, 1999. Due to the fact that the Board is comprised of three members, all of whom are Officers of the Company, the use of Certificates of Action without Meeting, which requires the unanimous written consent of all three Directors, was used to take Board actions throughout the year. The Company does not have an Audit Committee, a Compensation Committee or Stock Option Committee. The entire Board of Directors reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent accountants and reviews the Company's internal controls.

The entire Board of Directors acts on compensation matters concerning salaries and incentive compensation for executive officers of the Company and administers the Company's employee stock option plan.

In addition to the foregoing, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern to the Company.

Compensation of Directors

Directors, who are currently officers and employees of the Company, receive no additional compensation for acting as a director. Outside Directors will receive compensation of $10,000 per year and the reimbursement for out-of-pocket expenses.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during fiscal year 1999 all Section 16(a) filing requirements applicable to its officers and directors were complied with.


                                PERFORMANCE GRAPH

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                [GRAPHIC OMITTED]



(1) Assumes an investment of $100.00 in the Company's common stock and in each index beginning on November 17, 1995 with reinvestment of dividends.

                             EXECUTIVE COMPENSATION

Report of Board of Directors

Because of the relatively small size of the Company and a limited number of employees the Company does not presently have any formal compensation committee or formal executive compensation program. For the fiscal year ended October 31, 1999 these matters were dealt with by the entire Board of Directors whose aim was to provide competitive compensation opportunities for all corporate officers.

The Company's total compensation levels fall in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable, and no formal survey or analysis of compensation paid by other companies was undertaken.

Base Salaries

The Company's salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.


Stock Options

The Company periodically grants non-qualified stock options to purchase the Company's Common Stock to employees and other persons associated with this Company to reward them for their contribution to the Company's short and long-term stock performance. The terms of the options, the exercise price and the dates after which they become exercisable are established by the Board. The Company does not grant stock appreciation rights. The Company is seeking shareholder approval of a new 2000 Stock Option Plan at the Annual Meeting.


Compliance with Section 162(m) of the Internal Revenue Code of 1986

Deductibility of Compensation Effective January 1, 1994, the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the President and the other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $1,000,000 per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $ 1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the proposed 2000 Stock Option Plan, the Board intends to qualify to the extent practicable, such options under the rules governing the
Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in the fiscal year ended October 31, 1999 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

                                        Respectfully submitted,


                                        Board of Directors

                                        Joseph F. Longo
                                        Leonard V. Knap
                                        Kevin M. Black

Compensation Committee Interlocks and Insider Participation

The Membership of the Board of Directors, which acted, as Compensation Committee for 1999 is set forth under "Report of Board of Directors." Except with respect to their compensation arrangements, Mr. Longo, Chairman and President of the Company and Mr. Klimek, Senior Vice-President and Chief Operating Officer of the Company, participated in executive compensation deliberations and recommendations of the Board of Directors. During the fiscal year ended October 31, 1999, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serving on the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

The current nominee for the Board of Directors, John R. Celentano, performed various paid consulting projects for the Company last year and continued his involvement as a commissioned representative of the Company's products.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and those other executive officers of the Company whose total salary, bonus and other compensation earned for fiscal years ending October 31, 1997, 1998 or 1999 exceeded $100,000:

                                                                               Long Term
                           Annual Compensation                            Compensation Awards
                           -------------------                            -------------------

                                                                        # Shares
Name and                                    Other Annual               Underlying       All other
Principal Position     Year     Salary  Bonus    Compensation (1)        Options        Compensation
------------------     ----     ------  -----    ----------------      -----------      ------------

Joseph F.  Longo,       1999   $151,170    -           -                    -               -
Chairman and CEO
                        1998   $100,000    -           -                    -               -

                        1997   $105,564    -           -                    -               -

Joseph S. Klimek,
Chief Operating         1999   $127,606    -           -                    -               -
Officer

(1) Mr. Longo has full time use of an automobile, which is paid for by the Company.

     Employment Agreements. There are no employment agreements between the Company and any officers or directors.

Stock Options. In the fiscal year ended October 31, 1999, the Company did not grant stock options, warrants or similar securities, rights or interests to any of the executive officers of the Company listed above, and no options, warrants or similar securities, rights or interests were exercised by any such executive officers.

Benefit Plans

Stock Option Plan

The Company adopted a Stock Option Plan (the "Plan") in November 1995 under which a total of 2,000,000 shares are currently reserved for issuance to employees (including officers and directors who are employees) and other persons associated with the Company whose services have benefited the Company. Options granted pursuant to the Plan are non-qualified stock options. The Plan is administered by the Compensation Committee of the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the exercise date and price. The term of each option granted under the Plan is determined by the Board, but in no event may such term exceed ten years. As of October 31, 1999, options to purchase an aggregate of 789,411 shares were issued at a weighted average exercise price of $1.04 per share and 1,210,589 shares remained available for future option grants under the Plan.


           PROPOSAL TO APPROVE THE STARTECH ENVIRONMENTAL CORPORATION
                             2000 STOCK OPTION PLAN

Item 2.

Description of the Plan and Vote Required

On January 24, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the "2000 Plan") and directed that the 2000 Plan be submitted to the Shareholders at the 2000 Annual Meeting. The 2000 Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

The purpose of the 2000 Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers, other key employees and consultants. The 2000 Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the Company's employ.


Summary Description of the 2000 Plan

The following summary of the 2000 Plan is qualified in its entirety by reference to the text of the 1999 Plan, which is attached as Exhibit A. The 2000 Plan would be administered by a Compensation Committee (the "Committee"). Eligibility requirements for the members of the Committee shall comply with the provisions of the Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor rule or regulation. The Committee has full and final authority, in its discretion, to select the key employees who would be granted stock options and would determine the number of shares subject to each option, the duration of each option and the terms and conditions of each option granted.

The major provisions of the 2000 Plan are as follows:

Eligibility. The Committee is authorized to grant stock options to any officer, including officers who are also Directors of the Company, and to other key employees and consultants of the Company and its Majority-Owned Affiliated Companies (as defined in the 2000 Plan). In certain circumstances, the Committee also may grant stock options to key employees of Affiliated Companies (as defined in the 2000 Plan).

Option Price. The option price will be 100% of the fair market value of the Company's Common Stock on the date the option is granted. Fair market value for purposes of the 2000 Plan is the closing market price of the Company's Common Stock as reported on the OTC Bulletin Board, the NASDAQ National Market Consolidated Trading Listing or on such other market as the Company's Common Stock is regularly traded on the relevant date.

Duration of Options. Each stock option will terminate on the date fixed by the Committee, which shall be not more than (a) ten years after the date of the grant for ISOs (defined below) and (b) fifteen years after the date of grant for options that are not ISOs.

Vesting. Options become exercisable when they have vested. The period before the options become exercisable is sometimes called the accrual period. Generally, no portion of any ISO is exercisable for a period of 12 months after the date of grant, unless the Committee specifies other vesting provisions at the time of grant. All options automatically become exercisable in full in the event of a Change in Control (as defined in the 2000 Plan), death or disability of the optionee or as decided by the Committee. Upon retirement options held at least one year shall become exercisable in full.

Exercise Period. The exercise period for ISOs (as defined below) granted under the 2000 Plan may not exceed 10 years from the date of grant and, for options that are not ISOs, 15 years from the date of grant. If an optionee's employment by the Company is terminated for any reason, except death, disability or retirement, the optionee has three months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status affects the exercise period. The Committee has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 2000 Plan except the Option Price. The occurrence of a Change in Control while an optionee is an employee shall have no effect on the duration of the exercise period.

Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Cashless exercises are permitted, provided the exercise price is delivered to the Company within three business days of the exercise. Also, Company Common Stock which has been held by the optionee at least six months may be tendered in payment for the exercise price. The 2000 Plan allows U.S. taxpayers to use shares of Common Stock withheld upon exercise to satisfy U.S. federal, state and local income tax liabilities due to the exercise.

Shares That May be Issued Under the 2000 Plan. A maximum of 1,000,000 shares of the Company's Common Stock which number may be adjusted as described below - would be issued or transferred pursuant to stock options granted under the 2000 Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued or transferred will then become available for additional grants of options. The shares available represent approximately 11% of the Company's Common Stock issued and outstanding on January 14, 2000. The number of shares available under the 2000 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

Estimate of Benefits. The number of stock options that would be awarded to the Company's Chief Executive Officer and other executive officers of the Company pursuant to the 2000 Plan are not currently determinable.

Federal Income Tax Consequences to the Company and the Optionees

Incentive Stock Options. Some of the options granted under the 2000 Plan may constitute "Incentive Stock Options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the present federal tax laws, there will be no federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

Nonstatutory Options. Certain stock options which do not constitute ISOs ("nonstatutory options") may be granted under the 2000 Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a nonstatutory option. However, the optionee will realize ordinary income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short-or long-term capital gain, depending on the optionee's holding period.

The federal income tax consequences described in this section are based on laws and regulations in effect on January 1, 2000, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.


Termination of and Amendments to the 2000 Plan

The Board of Directors may terminate or amend the 2000 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company's Common Stock may be allocated to the 2000 Plan, without the approval of the Shareholders.

Market Price of the Company's Common Stock

The average of the high and low market price of the Company's Common Stock as reported on the OTC Bulletin Board for January 24, 2000, was $7.25 per share.

Recommendation of the Board of Directors


The Board of Directors of the Company recommends that Shareholders vote FOR the proposal to approve the 2000 Stock Option Plan, approval of which requires an affirmative vote of a majority of the outstanding shares.

                               PROPOSAL TO RATIFY
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Item 3.

Management proposes the appointment of Kostin, Ruffkess & Company, LLC as independent accountants to examine the financial statements of the Company for the fiscal year ending October 31, 2000.

The Board of Directors has directed that such appointment be submitted for ratification by the Shareholders at the Meeting. Kostin, Ruffkess & Company, LLC has served as the independent accountant for the Company since 1996. A representative of Kostin, Ruffkess & Company, LLC is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The affirmative vote of a majority of the Common Shares present, in person or by proxy, is required for ratification of the appointment of Kostin, Ruffkess & Company, LLC as the independent accountants.

The Board of Directors recommends that Shareholders vote FOR ratification of the appointment of Kostin, Ruffkess & Company, LLC.


                                  ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED HEREWITH. ADDITIONAL COPIES WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 15 OLD DANBURY ROAD, WILTON, CONNECTICUT, ATTENTION: ROBERT L. DE ROCHIE. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                FUTURE PROPOSALS

The 2001 Annual Meeting is expected to be held on Friday, February 23, 2001. If any Shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 2001 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the company's principal executive office by August 31, 2000.


                                  OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.


                       BY ORDER OF THE BOARD OF DIRECTORS

                                 Kevin M. Black
                       Senior Vice-President and Secretary

                       STARTECH ENVIRONMENTAL CORPORATION
                         15 OLD DANBURY ROAD, SUITE 203
                         WILTON, CONNECTICUT 06897-2525

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph F. Longo and Kevin M. Black, and each of them individually with the power of substitution, as Proxy or proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual meeting of Stockholders of the Company to be held at the Princeton Club, 15 West 43rd Street, New York, NY on February 25, 2000 at 9:30 a.m. local time and at any adjournment thereof, hereby revoking and prior Proxy or proxies. This Proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, shares will be voted FOR the election of directors named in the proxy and FOR Proposals 2 and 3.

     Please mark your votes as in this
     X     example


     1. To elect as directors all the persons named below:

              Joseph F. Longo
              Kevin M. Black
              John R. Celentano


      For All Nominees:                     Withhold All Nominees:
                         ----------                                ----------

            For, except vote withheld from the following nominee(s):



     2. Approval of 2000 Stock Option Plan

               For:              Against:                  Abstain:
                    ---------            ----------                 --------

     3. To appoint Kostin, Ruffkess & Company, LLC as Independent Accountants of the Company

               For:              Against:                  Abstain:
                   ---------              ----------                --------

                           (Continued, and to be dated and signed on other side)

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

               For:              Against:                  Abstain:
                    ---------             ----------                --------

Date, sign and return the Proxy Card promptly using the enclosed envelope.

(Signature should conform exactly to name on this proxy. Where joint tenants hold shares, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).


Dated:
        --------------------               -------------------------------------

                                           -------------------------------------
                                           SIGNATURE:

                                           -------------------------------------
                                           SIGNATURE IF HELD JOINTLY:

[  ]  PLACE " X " HERE IF YOU PLAN TO ATTEND THE MEETING.